UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 27, 2007

XILINX, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18548	77-0188631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Logic Drive, San Jose, California		95124
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 559-7778

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 5, 2007, Xilinx, Inc. (“Xilinx”) issued $900,000,000 aggregate principal amount of its 3.125% Junior Subordinated Convertible Debentures due 2037 (the “debentures”) to an initial purchaser (the “initial purchaser”).  The debentures were offered and sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended.

The debentures are governed by an indenture, dated as of March 5, 2007 (the “indenture”), between Xilinx and Bank of New York Trust Company, N.A., as trustee (the “Trustee”).

The debentures will bear interest at a rate of 3.125% per year payable semiannually in arrears in cash on March 15 and September 15 of each year, beginning on September 15, 2007. The debentures will mature on March 15, 2037, unless earlier redeemed, repurchased or converted.  The debentures are convertible, in certain circumstances, into shares of Xilinx’s common stock, par value $0.01 per share (the “Xilinx common stock”).  Holders of the debentures who convert their debentures in connection with a fundamental change, as defined in the indenture, may be entitled to a make-whole premium in the form of an increase in the conversion rate. Additionally, in the event of a fundamental change, the holders of the debentures may require Xilinx to purchase all or a portion of their debentures at a purchase price equal to 100% of the principal amount of debentures, plus accrued and unpaid interest, if any, to, but not including, the fundamental change repurchase date.  For additional information about the conversion rights of the debentures, see Item 3.02 of this Current Report on Form 8-K.

The debentures and the underlying Xilinx common stock issuable upon conversion of the debentures have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

In connection with the sale of the debentures, Xilinx entered into a registration rights agreement, dated as of March 5, 2007, with the initial purchaser (the “registration rights agreement”). Under the registration rights agreement, Xilinx has agreed to use its reasonable efforts to cause to become effective, within 180 days after the issuance of the debentures, a shelf registration statement with respect to the resale of the debentures and the shares of Xilinx common stock issuable upon conversion of the debentures.  Subject to certain exceptions, Xilinx shall use its reasonable efforts, subject to provisions of the registration rights agreement, to keep the shelf registration statement continuously effective in order to permit the prospectus forming a part thereof to be usable by holders until the earlier of (i) the second anniversary of the closing date and (ii) such time as the securities cease to be a Registrable Security (as defined in the registration rights agreement).  Xilinx will be required to pay additional interest, subject to some limitations, to the holders of the debentures if it fails to comply with its obligations to register the debentures and the Xilinx common stock issuable upon conversion of the debentures.

Item 3.02.  Unregistered Sales of Equity Securities.

On February 27, 2007, Xilinx entered into a definitive agreement to offer and sell the debentures.  The debentures were offered and sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended.  The debentures are convertible, as described below, into Xilinx common stock at an initial conversion rate of 32.0760 shares of common stock per $1,000 principal amount of debentures equal to a conversion price of approximately $31.18 per share of common stock, subject to adjustment.  Upon conversion, Xilinx will deliver cash equal to the lesser of the aggregate principal amount of the debentures to be converted and the total conversion obligation. We will deliver shares of our common stock, cash or a combination thereof, at our option, for the remainder, if any, of our conversion obligation.

Holders of the debentures may convert their debentures on or after December 15, 2036 until the close of business on the business day immediately preceding the maturity date.  Prior to December 15, 2036, holders may convert their debentures under any of the following conditions:

•                  during the five business-day period after any ten consecutive trading-day period in which the trading price per debenture for each day of such period was less than 98% of the product of the last reported sale price of Xilinx common stock and the conversion rate on each such day; or

•                  during any fiscal quarter beginning after June 30, 2007, if the last reported sale price of Xilinx common stock for 20 or more trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter exceeds 130% of the applicable conversion price in effect on the last trading day of the immediately preceding calendar quarter; or

•                  if Xilinx calls any and all debentures for redemption, at any time prior to the close of business on the trading day immediately preceding the redemption date; or

•                  upon the occurrence of specified corporate transactions.

Xilinx expects to pay an estimated aggregate of approximately $18 million of offering expenses in connection with the transaction, including discounts and commissions.  The offering closed on March 5, 2007.

Xilinx is filing the information above under Item 3.02.  However, as a result of the obligations under the debentures upon conversion being payable in cash as described above, the number of shares of common stock issuable upon conversion of the debentures may constitute less than 1% of the number of shares outstanding of the common stock of Xilinx.

Item 8.01.  Other Events.

Xilinx intends to use approximately $850,000,000 of the net proceeds of this offering to repurchase its common stock through an accelerated share repurchase program, from institutional investors in negotiated transactions concurrent with this offering and in additional repurchases under its existing share repurchase program.  On February 27, 2007, Xilinx entered into an accelerated share repurchase agreement (the “ASR agreement”) with the initial purchaser of the debentures in which Xilinx will repurchase a number of shares of its common stock for a purchase price equal to $700,000,000.  The actual purchase price per share of the common stock repurchased through the accelerated share repurchase program will be determined and adjusted based on a discount to the volume-weighted average price of Xilinx common stock during a period following the execution of the ASR agreement.  The exact number of shares repurchased pursuant to the accelerated share repurchase program will be determined based on such adjusted price.  The counterparty to the ASR agreement may buy or sell Xilinx common stock in the secondary market to hedge its position.

On February 28, 2007, Xilinx issued a press release with respect to the foregoing transactions.  As required by Rule 135c under the Securities Act of 1933, as amended, this press release is filed as exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description

99.1	Press release dated February 28, 2007 regarding the pricing of Junior Subordinated Convertible Debentures of Xilinx, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 5, 2007

XILINX, INC.

By:	/s/ Jon A. Olson
Jon A. Olson
Senior Vice President, Finance
and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press release dated February 28, 2007 regarding the pricing of Junior Subordinated Convertible Debentures of Xilinx, Inc.